F\Chock\8-K
2/3/97
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


_______________________________


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 16, 1997


CHOCK FULL O'NUTS CORPORATION
(Exact name of Registrant as specified in its charter)



	  New York                     1-4183                   13-0697025
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.


370 Lexington Avenue, New York, New York 10017
(Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code (212) 532-0300

None


(Former name or former address, if changed since last report)


Item 5. Other Events.

		As of January 16, 1997, the Company acquired substantially all of the assets of Ireland Coffee-Tea, Inc. ("Ireland"), a leading roaster and distributor to hotels, restaurants and institutions on the East Coast.

		The purchase of Ireland was accomplished pursuant to the terms of an Asset Purchase Agreement, a copy of which is annexed hereto as Exhibit A.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)     Exhibits:

		Exhibit A: Asset Purchase Agreement dated as of January 16, 1997 by and between Chock Full O'Nuts Corporation and Ireland Coffee-Tea, Inc.



SIGNATURES

	Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

						CHOCK FULL O'NUTS CORPORATION

						By: __________________________
						Howard M. Leitner,
						Executive Vice President and
						Chief Financial Officer

Dated:  February 3, 1997